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                                                                     Exhibit 8.1


                      [LETTERHEAD OF MAYER, BROWN & PLATT]

                                                                April __, 1997

                                  Tevecap S.A.
                  US$250,000,000 12 5/8% Senior Notes due 2004
                                 Exchange Offer

Ladies and Gentlemen:

      We have acted as United States counsel for (i) Tevecap S.A., a Brazilian corporation (the "Company"), and (ii) TVA Sistema de Televisao S.A., TVA Communications, Ltd., Galaxy Brasil S.A., TVA Sul Participacoes S.A., Commercial Cabo TV Sao Paulo Ltda., TVA Parana Ltda., TVA Alpha Cabo Ltda., CCS Camboriu Cable Systems de Telecommunicacoes Ltda., TCC TVA Cabo Ltda., TVA Sul Santa Catarina Ltda. and TVA Foz do Iguacu Ltda. (collectively, the "Subsidiary Guarantors"), in connection with the filing by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") on Form F-4 under the Securities Act of 1933, as amended, relating to the proposed issuance, in exchange for US$250,000,000 aggregate principal amount of the Company's 12 5/8% Senior Notes due 2004 (the "Old Notes"), together with the Subsidiary Guarantees of the Old Notes (such Subsidiary Guarantees, together with the Old Notes, the "Old Securities") of US$250,000,000 aggregate principal amount of the Company's 12 5/8% Senior Notes due 2004 (the "Exchange Notes"), together with the Subsidiary Guarantees of the Exchange Notes (such Subsidiary Guarantees, together with the Exchange Notes, the "Exchange Securities"). The Exchange Notes are to be issued pursuant to an indenture dated as of November 26, 1996 (the "Indenture"), among the Company, the Subsidiary Guarantors, The Chase Manhattan Bank, N.A., as trustee (the "Trustee") and Chase Trust Bank, as principal paying agent (the "Principal Paying Agent"). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

      We hereby confirm that the statements set forth in the prospectus (the "Prospectus") forming a part of the Registration Statement under the subheading "United States" to the heading "Income Tax Considerations" accurately describe the material Federal income tax consequences to holders of the Exchange Notes issued pursuant to the Prospectus.

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      We know that we are referred to under the heading "Legal Matters" in the
Prospectus, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto.

                                Very truly yours,


Tevecap, S.A.
TVA Sistema de Televisao S.A.
TVA Communications, Ltd.
Galaxy Brasil S.A.
TVA Sul Participacoes S.A.
Commercial Cabo TV Sao Paulo Ltda.
TVA Parana Ltda.
TVA Alpha Cabo Ltda.
CCS Camboriu Cable Systems de Telecommunicacoes Ltda.
TCC TVA Cabo Ltda.
TVA Sul Santa Catarina Ltda.
TVA Foz do Iguacu Ltda.